      As filed with the Securities and Exchange Commission
                      on February 20, 1996

                                            File No. 811-8858
________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM N-1A

                  REGISTRATION STATEMENT UNDER
               THE INVESTMENT COMPANY ACT OF 1940

                         Amendment No. 2

________________________________________________________________

                      CORE TRUST (DELAWARE)
     (Exact Name of Registrant as Specified in its Charter)

           Two Portland Square, Portland, Maine  04101
             (Address of Principal Executive Office)

Registrant's Telephone Number, including Area Code: 207-879-1900

________________________________________________________________

                    David I. Goldstein, Esq.
                 Forum Financial Services, Inc.
                       Two Portland Square
                     Portland, Maine  04101
             (Name and Address of Agent for Service)

                           Copies to:

                     R. Darrell Mounts, Esq.
                     Kirkpatrick & Lockhart
                     South Lobby- 9th Floor
                       1800 M Street, N.W.
                  Washington, D.C.  20036-5891

                        EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of that act. Investments in Registrants series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                             PART A
                      CORE TRUST (DELAWARE)

                     Small Company Portfolio
                     International Portfolio
                   International Portfolio II
                         Index Portfolio

No changes are effected by this Post-Effective Amendment to the disclosure regarding Small Company Portfolio, International Portfolio, International Portfolio II, and Index Portfolio, included in Registrants Registration Statement filed November, 10, 1994.

                             PART A
                      CORE TRUST (DELAWARE)

                     Treasury Cash Portfolio
                    Government Cash Portfolio
                         Cash Portfolio


No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio included in Post-Effective Amendment No. 1 to Registrants Registration Statement filed September 1, 1995.

                             PART A
                      CORE TRUST (DELAWARE)

                       Treasury Portfolio

Part A of this Registration Statement on Form N1-A, as amended through the date hereof, relating to the Treasury Portfolio of Core Trust (Delaware) consists of the following Private Placement Memorandum of the Treasury Portfolio. Responses to Items 1, 2, 3 and 5A of Form N1-A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

                  PRIVATE PLACEMENT MEMORANDUM

                       TREASURY PORTFOLIO

                        February 20, 1996

This Private Placement Memorandum relates to beneficial interests in the Treasury Portfolio (the Portfolio) of Core Trust
(Delaware) (the Trust), a registered, open-end management investment Company.

Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an accredited investor, as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolio. An investor may subscribe for a beneficial interest in the Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent (the Placement Agent), at Two Portland Square, Portland, Maine 04101,
(207) 879-6200, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.

________________________________________________________________

                        TABLE OF CONTENTS
                                                             Page

    General Description of the Trust and the Portfolio          1
         Introduction                                           1
         Investment Objective                                   1
         Investment Policies                                    2
    Management                                                  4
    Capital Stock and Other Securities                          6
    Purchase of Securities                                      7
    Redemption or Repurchase                                    8
    Other Information                                           9
_________________________________________________________________


THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT
MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON

TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

GENERAL DESCRIPTION OF THE TRUST AND THE PORTFOLIO
(ITEM 4 TO FORM N1-A)

INTRODUCTION

Core Trust (Delaware) (the "Trust") is a no-load, open-end management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust
Instrument dated September 1, 1994, as amended and restated
November 1, 1994.

Beneficial interests in the Trust are divided into eight separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. This Private Placement Memorandum (the Memorandum) relates to beneficial interests in the Treasury Portfolio (the Portfolio), one of the subtrusts of the Trust. The Portfolio is expected to commence operations on February 20, 1996. The assets of the Portfolio belong only to the Portfolio, and the assets belonging to a subtrust of the Trust shall be charged with the liabilities of that subtrust and all expenses, costs, charges and reserves attributable to that subtrust. The Trust is empowered to establish, without investor approval, additional subtrusts, which may have different investment objectives and policies.

Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Forum Advisors, Inc. (Forum Advisors) serves as the investment adviser of the Portfolio. Subject to the general supervision of Forum, Linden Asset Management, Inc. (Linden) serves as investment subadviser to the Portfolio. Forum Financial
Services, Inc. ("Forum") serves as the administrator and placement agent of the Portfolio and its affiliate, Forum
Financial Corp. (FFC), serves as the transfer agent and fund accountant of the Portfolio.

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

The investment objective of the Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

U.S. Government Securities. The Portfolio seeks to attain its investment objective by investing primarily in obligations issued or guaranteed as to principal and interest by the United States Treasury or by certain agencies and instrumentalities of the United States Government ("U.S. Government Securities"). The Portfolio invests with a view toward providing income that is generally considered exempt from state and local income taxes. The Portfolio will purchase a U.S. Government Security that is not backed by the full faith and credit of the U.S. Government only if that security has a remaining maturity of one year or less. The Portfolio's policies may result in a lower yield than could result from a policy of investing in other types of money market instruments.

    Under normal market conditions, the Portfolio will invest at least 65% of its total assets in U.S. Treasury obligations, such as Treasury bills and notes. Among the other securities in which the Portfolio may invest are obligations of the Farm Credit System, Farm Credit System Financial Assistance Corporation, Federal Financing Bank, Federal Home Loan Banks, General Services Administration, Student Loan Marketing Association, and Tennessee Valley Authority. Income on these obligations and the obligations of certain other agencies and instrumentalities is generally not subject to state and local income taxes by Federal law. In addition, the income received by Fund shareholders that is attributable to these investments will also be exempt in most states from state and local income taxes. Shareholders should determine through consultation with their own tax advisors whether and to what extent dividends payable by the Fund from interest received with respect to its investments will be considered to be exempt from state and local income taxes in the shareholder's state. Shareholders similarly should determine whether the capital gain and other income, if any, payable by the Fund will be subject to state and local income taxes in the shareholder's state.

    The U.S. Government Securities in which the Portfolio may invest include direct obligations of the U.S. Treasury (such as Treasury bills and notes) and other securities backed by the full faith and credit of the U.S. Government. Certain U.S. Government Securities have lesser degrees of government backing. For instance, certain obligations are supported by the right of the issuer to borrow from the Treasury under certain circumstances and other obligations, such as those of the Student Loan Marketing Association, are supported only by the credit of the agency or instrumentality. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit and, accordingly, these securities may involve more risk than other U.S. Government Securities.

U.S. Government Zero Coupon Securities. The Portfolio may invest in separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury under the Treasury's Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Zero coupon securities are sold at original issue discount and pay no interest to holders prior to maturity. Because of this, zero coupon securities may be subject to greater fluctuation of market value than the other securities in which the Portfolio may invest.

General Information. The Portfolio will only invest in high quality, short-term money market instruments that are determined by the Adviser, pursuant to procedures approved by the Board of Directors of the Trust (the "Board"), to be eligible for purchase and to present minimal credit risks. The Portfolio's investments are subject to the restrictions imposed by Rule 2a-7 under the Investment Company Act of 1940. In accordance with that rule, the Portfolio will only invest in U.S. dollar denominated instruments that have a maximum remaining maturity of 397 days and will maintain a dollar-weighted average portfolio maturity of 90 days or less. Generally, high quality instruments include those that (i) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO, or (ii) are otherwise unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of various rating agencies, such as Standard & Poor's Corporation and Moody's Investors Service, Inc. is contained in the SAI. The Portfolio may invest in instruments with fixed, variable or floating interest rates. To ensure adequate liquidity the Portfolio may not invest more than 10% of its net assets in illiquid securities. The Adviser's determinations of the comparable quality of all unrated securities is made pursuant to guidelines adopted by the Board.

    The Portfolio's yields will tend to fluctuate inversely with prevailing market interest rates. For instance, in periods of falling market interest rates, the Portfolio's yields will tend to be somewhat higher than those rates. Although the Portfolio invests in high quality money market instruments, an investment in the Fund is subject to risk even if all securities in the Portfolio's portfolio are paid in full at maturity. All money market instruments, including U.S. Government Securities, can change in value when interest rates, the issuer's actual or perceived creditworthiness or the issuer's ability to meet its obligations change.

Forward Commitment Securities. The Portfolio may purchase securities on a when-issued or delayed delivery basis (forward commitments). When these transactions are negotiated, the price or yield is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Securities so purchased are subject to market price fluctuation from the time of purchase, but no interest on the securities accrues to the Portfolio until delivery and payment take place. Accordingly, the value of the securities on the delivery date may be more or less than the purchase price. Forward commitments will be entered into only when the Portfolio has the intention of actually acquiring the securities, but the Portfolio may sell the securities before the settlement date if deemed advisable. Forward commitments will not be entered into if the aggregate of the commitments exceeds 15% of the value of the Portfolio's total assets.

Other Investment Policies

The investment objective and policies of the Portfolio that are designated as fundamental may not be changed without approval of the holders of a majority of the outstanding voting securities of the Portfolio. A majority of outstanding voting securities means the lesser of 67% of the shares present or represented at a shareholders meeting at which the holders of more than 50% of the shares are present or represented, or more than 50% of the outstanding shares. All other investment policies of the Portfolio may be changed by the Board of the Trust without shareholder approval. The Portfolio may borrow money for temporary or emergency purposes (including the meeting of redemption requests) but not in excess of 33 1/3% of the value of the Portfolios total assets. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolios total assets. The Portfolio is permitted to invest up to 10% of the value of its total assets in other investment companies that intend to comply with Rule 2a-7 and have substantially similar investment objectives and policies. The Portfolio may also from time to time lend securities from its portfolio to brokers, dealers and other financial institutions.

MANAGEMENT (ITEM 5 OF FORM N1-A)

TRUSTEES AND OFFICERS

The business of the Trust is managed under the direction of the Board of Trustees. Forum provides persons satisfactory to the Board to serve as officers of the Trust. The Portfolios Statement of Additional Information, which is available from the Trust, contains general background information about each Trustee and officer of the Trust.

INVESTMENT ADVISERS

Forum Advisors serves as investment adviser of the Portfolio pursuant to investment advisory agreement between Forum Advisors and the Trust. Subject to the general supervision of the Board, Forum Advisors makes investment decisions for the Portfolios and monitors the Portfolios investments. Forum is located at Two Portland Square, Portland, Maine 04101, and is controlled by John
Y. Keffer.  Forum currently advises five other mutual funds.

Pursuant to an investment advisory agreement among the Trust, the Adviser and Forum Advisors, from time to time Lindens may provide Forum Advisors with assistance regarding certain of Forum Advisor's responsibilities under its investment advisory agreement. These services may include management of part of or all of the Portfolios investment portfolios. Linden Asset Management, Inc., the Portfolios sub-adviser, is located at 812
N. Linden Drive, Beverly Hills, California 90210, and is controlled by Anthony R. Fischer, Jr., who acts as each Portfolios portfolio manager. Linden advises three other mutual funds.

Forum Advisors and Linden are required to furnish at their expense all services, facilities and personnel necessary in connection with managing the Portfolios' investments and effecting portfolio transactions for the Portfolios.

For its services under the investment advisory agreement, Forum Advisors receives from the Portfolio an annual advisory fee of 0.05% of the total average daily net assets of the Portfolio. To the extent Forum Advisors has delegated its responsibilities to Linden, Forum Advisors pays the advisory fee accrued for such period of time to Linden. It is currently anticipated that Forum Advisors will delegate responsibility for portfolio management regularly to Linden.

CUSTODIAN

First National Bank of Boston, N.A., serves as the custodian for the Portfolio and may appoint certain subcustodians to custody the Portfolios securities and other assets.

ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTANT

Pursuant to an administrative agreement with the Trust, Forum supervises the overall management of the Portfolio, including overseeing the Portfolio's receipt of services, advising the Trust and the Trustees on matters concerning the Trust and the Portfolio and their respective affairs, and providing the Trust with general office facilities and certain persons to serve as officers. For these services and facilities with respect to the Portfolio, Forum receives a fee at an annual rate of 0.10% of the average daily net assets of the Portfolio.

As of January 31, 1996 acted as administrator and distributor of registered investment companies with assets of approximately $12.0 billion. Forum, whose principal business address is Two Portland Square, Portland, Maine 04101, is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc. As of January 31, 1996, Forum, Forum Advisors and the FFC were each directly controlled by John Y. Keffer, an officer and Trustee of the Trust.

FFC, Two Portland Square, Portland, Maine 04101, is the Trust's transfer agent and fund accountant. For these services, FFC receives a base fee of $36,000 per year plus $6,000 for each investor (other than Forum and its affiliates) in the Portfolio (in excess of one). In addition, Forum may receive increased fees from the Portfolio depending on the number and type of securities held by the Portfolio.

EXPENSES

The Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership in trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among all subtrusts of the Trust in proportion to their average net assets or as otherwise determined by the Board.

All fees of Forum Advisors, Linden, Forum, FFC and the custodian are accrued daily and paid monthly. Each service provider may each elect to waive (or continue to waive) all or a portion of its fees and may reimburse the Portfolio for certain expenses. Any such waivers or reimbursements will have the effect of increasing the Portfolios performance for the period during which the waiver or reimbursement is in effect. No fee waivers may be recouped at a later date.

CAPITAL STOCK AND OTHER SECURITIES (ITEM 6 OF FORM N1-A)

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has eight series; the Trust reserves the right to create and issue additional series.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio or in the Trust as a whole. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV").

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, beneficial interests will be voted in the aggregate without reference to a subtrust of the Trust, except if the matter affects only one subtrust, in which case interests will be voted separately by subtrust. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolios assets, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is distributed to the investors in the Portfolio on a daily basis.

Under the anticipated method of the Portfolios' operations, investors in the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the Code), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that the Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to Forum Financial Services, Inc.

PURCHASE OF SECURITIES (ITEM 7 OF FORM N1-A)

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
See "Item 4. General Description of Registrant." All investments in the Portfolio are made without a sales load, at the NAV next determined after a subscription is accepted by the Portfolio.

The NAV of each Portfolio is determined as of 2:00 P.M., Eastern time ("Valuation Time"), on all weekdays, except New Years Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas ("Business Day").

Each investor in the Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate

NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

In order to more easily maintain a stable net asset value per share, the Portfolio portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. The Portfolio will only value its portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. The Portfolios other assets, if any, are valued at fair value by or under the direction of the Board.

There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolios custodian by a Federal Reserve Bank).

The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Trust is Forum. Forum receives no compensation for serving as the exclusive placement agent for the Trust.

REDEMPTION OR REPURCHASE (ITEM 8 OF FORM N1-A)

An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Business Day after the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Commission.

Redemptions from the Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular holder of beneficial interest is redeeming more than $250,000 or 1% of the Portfolios NAV, whichever is less, during any 90- day period.

OTHER INFORMATION

This Memorandum sets forth concisely certain information concerning the Trust and the Portfolio that a prospective investor should know before investing. The Trust has written a Statement of Additional Information dated February 20, 1996, as may be amended from time to time (the "SAI"), which contains more detailed information about the Trust and the Portfolio and which is incorporated into this Prospectus by reference. The SAI is available without charge by contacting the Placement Agent at the address listed on the cover page to this Memorandum.


Pending Legal Proceedings (Item 9 of Form N1-A)

Not applicable.

                             PART B
                      CORE TRUST (DELAWARE)

                     Small Company Portfolio
                     International Portfolio
                   International Portfolio II
                         Index Portfolio


No changes are effected by this Post-Effective Amendment to the disclosure regarding Small Company Portfolio, International Portfolio, International Portfolio II, and Index Portfolio included in Registrants Registration Statement filed November, 10, 1994.

                             PART B
                      CORE TRUST (DELAWARE)

                     Treasury Cash Portfolio
                    Government Cash Portfolio
                         Cash Portfolio


No changes are effected by this Post-Effective Amendment to the disclosure regarding Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio included in Post-Effective Amendment No. 1 to Registrants Registration Statement filed September 1, 1995.

                             PART B
                      CORE TRUST (DELAWARE)

                       Treasury Portfolio

Part B of this Registration Statement on Form N1-A, as amended through the date hereof, relating to the Treasury Portfolio of Core Trust (Delaware) consists of the following Statement of Additional Information of the Treasury Portfolio.

               STATEMENT OF ADDITIONAL INFORMATION

                       TREASURY PORTFOLIO

                        February 20, 1996

This Statement of Additional Information (SAI) relates to beneficial interests in the Treasury Portfolio (the Portfolio) of Core Trust (Delaware) (the Trust), a registered, open-end management investment company, and supplements the Private
Placement Memorandum (the Memorandum) relating to the
Portfolio.

Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an accredited investor, as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Statement of Additional Information does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolio. An investor may subscribe for a beneficial interest in the Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent (the Placement Agent), at Two Portland Square, Portland, Maine 04101,
(207) 879-6200, for a complete subscription package, including the Memorandum and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.

________________________________________________________________

                        TABLE OF CONTENTS
                                                             Page

    Investment Objectives and Policies                          1
    Management of the Trust                                     5
    Control Persons and Principal Holders of Securities         6
    Investment Advisory and Other Services                      7
    Brokerage Allocation and Other Practices                    8
    Capital Stock and Other Securities                          9
    Purchase, Redemption and Pricing of Securities              9
    Tax Status                                                  9
    Underwriters                                               10
    Financial Statements                                       10

________________________________________________________________
THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

INVESTMENT OBJECTIVES AND POLICIES (ITEM 13 OF FORM N1-A)

The Memorandum contains information about the investment objectives, policies and restrictions of Treasury Portfolio (the Portfolio), a subtrust of Core Trust (Delaware) (the Trust).
The following discussion is intended to supplement the disclosure in the Memorandum concerning the Portfolios investments, investment techniques and strategies and the risks associated therewith. The Portfolio may not make any investment or employ any investment technique or strategy not referenced in Part A as it relates to that Portfolio. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in this SAI, the following terms shall have the meanings listed:

    Linden shall mean Linden Asset Management, Inc.

    Board shall mean the Board of Trustees of Core Trust.

    Core Trust or Trust shall mean the Core Trust (Delaware).

    FFC shall mean Forum Financial Corp.

    Forum shall mean Forum Financial Services, Inc.

    Forum Advisors shall mean Forum Advisors, Inc.

    NRSRO shall mean a nationally recognized statistical rating organization.

    Portfolio shall mean each of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio.

    SEC shall mean the U.S. Securities and Exchange Commission.

    U.S. Government Securities shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

    1940 Act shall mean the Investment Company Act of 1940, as amended.

INVESTMENT POLICIES

Except for U.S. Government Securities (as defined in the
Memorandum) and to the limited extent otherwise permitted by Rule
2a-7 under the Investment Trust Act of 1940 (1940 Act), the

Portfolio may not invest more than five percent of its total assets in (i) the securities of any one issuer or (ii) securities that are rated (or are issued by an issuer with comparable outstanding short-term debt that is rated) in the second highest rating category or are unrated and determined by Forum Advisors or Linden to be of comparable quality.

Ratings as Investment Criteria

Moody's Investors Service, Inc. (Moody's), Standard & Poor's Corporation (S&P) and other nationally recognized statistical rating organizations NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of the range of ratings assigned to debt securities by several NRSROs is included in Appendix A to this Statement of Additional Information. The Portfolio may use these ratings to determine whether to purchase, sell or hold a security. However, ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. If an issue of securities ceases to be rated or if its rating is reduced after it has been purchased by the Portfolio, Forum Advisors will determine whether the Portfolio should continue to hold the obligation pursuant to procedures adopted by the Core Trust. In the event that a security held by the Portfolio (i) is downgraded by an NRSRO below the highest rating category (or an unrated security is determined by Forum Advisors to no longer be comparable to a security bearing the highest rating) or (ii) to the Advisers knowledge has been given a rating by an NRSRO below the second highest rating category, the Core Trust Board will promptly reassess whether the security continues to present minimal credit risks and will take such action as the Board determines is in the best interests of the Portfolio and its shareholders. The reassessment required by clause (ii) will not be required, however, if the security has been disposed of (or has matured) within five business days of the Forum Advisors or Lindens becoming aware of the new rating (or comparable quality, in the case of an unrated security) and the Board is notified of the action taken. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings. An issuers current financial condition may be better or worse than a rating indicates.

When-Issued Securities and Delayed Delivery Securities

The Portfolio may purchase securities on a when-issued or delayed delivery basis. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.

Illiquid Securities

The Portfolio may each invest up to 10% of its net assets in illiquid securities. The term illiquid securities for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days.

The Core Trust Board has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Core Trust Board has delegated the function of making day-to-day determinations of liquidity to the Forum Advisors, pursuant to guidelines approved by the Core Trust Board. Forum Advisors takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. Forum Advisors monitors the liquidity of the securities in the Portfolios portfolio and reports periodically on such decisions to the Core Trust Board.

Lending of Portfolio Securities

In order to obtain additional income, the Portfolio may from time to time lend securities from its portfolio to brokers, dealers and financial institutions. Securities loans must be callable at any time and must be continuously secured by collateral from the borrower in the form of cash or U.S. Government Securities with a market value, determined daily, at least equal to the value of the securities being loaned. The Portfolio receives fees in respect of securities loans from the borrower or interest from investing the cash collateral. The Portfolio may pay fees to arrange the loans. The Portfolio may pay fees to arrange the loans. As a fundamental policy, the Portfolio may not lend portfolio securities in an amount greater than 33% of the value of its total assets. The Portfolio intends to enter securities loans only with those companies that the Adviser, under the general supervision of the Core Trust Board, believes present minimal credit risks.

The Portfolios use of securities lending entails certain risks not associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty in these transactions or a counterparty defaulted on its obligations, the Portfolio might suffer a loss. Failure by the other party to deliver a security purchased by the Fund may result in a missed opportunity to make an alternative investment. Forum Advisors monitors the creditworthiness of counterparties to these transactions and intends to enter into these transactions only when it believes the counterparties present minimal credit risks and the income to be earned from the transaction justifies the attendant risks.

2.  INVESTMENT LIMITATIONS

The Portfolio has adopted the following fundamental investment limitations which are in addition to those contained in the Memorandum and which may not be changed without shareholder approval. The Portfolio may not:

(1) Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests). Total borrowings may not exceed 33 1/3% of the Portfolios total assets and borrowing for purposes other than meeting redemptions may not exceed 5% of the value of each the Portfolios total assets. Outstanding borrowings in excess of 5% of the value of the Portfolios total assets must be repaid before any subsequent investments are made by the Portfolio.

(2) Make loans, except that the Portfolio may (i) purchase debt securities which are otherwise permissible investments,
(ii) enter into repurchase agreements and (iii) lend portfolio securities.

(3) Purchase securities, other than U.S. Government Securities, if more than 25% of the value of the Portfolios total assets would be invested in securities of issuers conducting their principal business activity in the same industry, provided that consumer finance companies and industrial finance companies are considered to be separate industries and that there is no limit on the purchase of the securities of domestic commercial banks.

(4) With respect to 75% of its assets, purchase securities, other than U.S. Government Securities, of any one issuer if more than 5% of the value of the Portfolios total assets would at the time of purchase be invested in any one issuer.

(5) Pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness. Collateralized loans of securities are not deemed to be pledges or hypothecations for this purpose.

(6) Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter for purposes of the Securities Act of 1933.

(7) Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(8) Write put and call options.

(9) Purchase securities having voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

(10) Invest for the purpose of exercising control over any person.

(11) Issue senior securities except pursuant to Section 18 of the 1940 Act and except that the Portfolio may borrow money subject to investment limitations specified in the Portfolios
Prospectus.

(12) Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

(13) Invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest.

(14) Invest in or hold securities of any issuer if officers and Trustees of the Trust or the Adviser, individually owning beneficially more than 1/2 of 1% of the securities of the issuer, in the aggregate own more than 5% of the issuers securities.

(15) Invest in interests in oil or gas or interests in other mineral exploration or development programs.

(16)     Purchase restricted securities.

(17) Purchase or sell real property (including limited partnership interests, but excluding readily marketable interests in real estate investment trusts or readily marketable securities of companies which invest in real estate.)

If a percentage restriction on investment or utilization of assets as set forth above is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of the Portfolios assets or redemptions of shares will not be considered a violation of the limitation.

MANAGEMENT OF THE TRUST (ITEM 14 OF FORM N1-A)

Trustees and Officers

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each
Trustee who is an interested person (as defined by the 1940 Act) of the Trust is indicated by an asterisk. John Y. Keffer and David R. Keffer are brothers.

John Y. Keffer*, Chairman and President.

    President and Director, Forum Financial Services, Inc. (a registered broker-dealer), Forum Financial Corp. (a registered transfer agent) and Forum Advisors, Inc. (a registered investment adviser). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is 61 Broadway, New York, New York 10006.

Costas Azariadis, Trustee.

    Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.

James C. Cheng, Trustee.

    Founder and President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. During November 1991 to September 1994, Mr. Cheng provided marketing and sales support to Forum. Mr. Cheng was President of Network Dynamics, Inc. (a software development company). Prior thereto His address is 27 Temple Street, Belmont, MA 02718.

J. Michael Parish, Trustee.

    Partner at the law firm of Reid & Priest.  Prior to 1995, Mr.
Parish was a partner at Winthrop Stimson Putnam & Roberts since
1989.  His address is 40 West 57th Street, New York, New York
______.

Michael D. Martins, Treasurer

    Fund Accounting Manager, Forum Financial Corp., with which he has been associated since 1995. Prior thereto, Mr. Martins was at the audit firm of Deloitte & Touche LLP. Mr. Martins is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

David R. Keffer, Vice President, Assistant Secretary and
Assistant Treasurer.

    Vice President and Treasurer, Forum Financial Services, Inc. with which he has been associated since August 1986. Mr. Keffer is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is 61 Broadway, New York, New York 10006.

David I. Goldstein, Secretary.

    Counsel, Forum Financial Services, Inc., with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Max Berueffy, Assistant Secretary.

    Counsel, Forum Financial Services, Inc., with which he has been associated since May 1994. For seven years prior to that, Mr. Berueffy held various positions on the staff of the U.S. Securities and Exchange Commission. His last position was Senior Special Counsel in the Division of Investment Management. Mr. Berueffy is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Thomas G. Sheehan, Assistant Secretary.

    Counsel, Forum Financial Services, Inc. since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland Square, Portland, Maine 04101.

Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.

The Trust commenced operations in November 1994 and no portfolio of the Trust has completed a full fiscal year as of the date hereof. The Trust has not adopted any form of retirement plan covering Trustees or officers.





CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
(ITEM 15 OF FORM N1-A)

Prior to the commencement of the Portfolios operations Forum Financial Services, Inc. owned all of the outstanding interests in the Portfolio. It is expected that, at the time of the Portfolios commencement of operations, Daily Assets Treasury Fund,a separate series of Forum Funds, a Delaware business trust registered with the SEC as an open-end management investment company, will invest all of its investable assets in, and will control, the Portfolio.

Forum Funds has informed the Trust that whenever a fund of Forum Funds is requested to vote on matters pertaining to the Portfolio, the fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES (ITEM 16 OF FORM N1-A)

Investment Advisory Services

Forum Advisors, Inc. acts as investment adviser to the Portfolio pursuant to an investment advisory agreement with the Trust and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolios. Linden Assets Management, Inc. serves as an investment subadviser to the Portfolio pursuant to an investment advisory agreement with Forum Advisors and the Trust. Pursuant to its agreement, its is expected that Linden will regularly provides Forum Advisors with assistance regarding certain of the Advisers responsibilities to the Portfolios, including management of all or part of the Portfolios investment portfolios.

The investment advisory agreements for the Portfolio will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party, at a meeting called for the purpose of voting on the agreement.

Forum Advisors investment advisory agreements with respect to the Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolios outstanding voting securities (as defined in the 1940 Act) on 60 days written notice to Forum Advisors, or (ii) by Forum Advisors on 60 days written notice to the Trust. Lindens investment advisory agreement with respect to the Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolios outstanding voting securities (as defined in the 1940 Act) on 60 days written notice to Linden, or
(ii) by Linden or Forum Advisors on 60 days written notice to the Trust. With respect to the Portfolio, each investment advisory agreement terminates automatically upon its assignment.

The investment advisory agreements provide that Forum Advisors and Forum Advisors may render service to others.

Administrative Services

Pursuant to an administration agreement with the Trust, Forum supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services;

preparing and printing the periodic updating of the Trusts registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trusts governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between Forum and the Trust will continue in effect with respect to the Portfolio only if such continuance is specifically approved at least annually by the Board or by the interestholders of that portfolio and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party.

The administration agreement with respect to the Portfolio may be terminated without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolios outstanding voting securities (as defined in the 1940) Act on 60 days written notice to Forum or (ii) by Forum on 60 days written notice to the Trust.

Custodian

Pursuant to a Custodian Contract with the Trust, First National bank of Boston, 150 Royall Street, Canton, MA 02021, acts as the custodian of the Portfolios assets. The custodians responsibilities include safeguarding and controlling the Portfolios cash and securities and determining income payable on and collecting interest on Portfolio investments. The Trust pays the custodian a fee at an annual rate of 0.02% of the Portfolios average daily net assets.

Independent Auditors

KPMG Peat Marwick, LLP, serves as independent auditors for the Portfolio.

BROKERAGE ALLOCATION AND OTHER PRACTICES (ITEM 17 OF FORM N1-A)

Purchases and sales of portfolio securities for the Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Although Core Trust does not anticipate that the Portfolio will pay any amounts of commission, in the event the Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that it would otherwise be obligated to pay itself.
Any transaction for which the Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked prices.

For the fiscal years ended March 31, 1995, 1994, and 1993, the Portfolio paid no brokerage commissions.

Allocations of transactions to dealers and the frequency of transactions are determined for the Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of shareholders of that Fund rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio.

Investment decisions for the Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser or its affiliates. If, however, the Portfolio and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

No portfolio transactions are executed with the Adviser, Forum or any of their affiliates.

CAPITAL STOCK AND OTHER SECURITIES (ITEM 18 OF FORM N1-A)

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50 percent of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10 percent of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trusts Trust Instrument without the vote of investors.

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trusts Board. A Portfolio may be terminated
(1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolios outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolios investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trusts business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is extremely remote.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES
(ITEM 19 OF FORM N1-A)

Interests in the Portfolios are issued solely in private placement transactions that do not involve any public offering within the meaning of section 4(2) of the 1933 Act. See Items 4, 7 and 8 in Part A.

TAX STATUS (ITEM 20 OF FORM N1-A)

Each Portfolio will be classified for federal income tax purposes as a separate partnership that will not be a publicly traded partnership. As a result, no Portfolio will be subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolios income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolios assets, and to earn a proportionate share of the Portfolios income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company
(RIC). Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs (RIC investors) will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investors recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investors basis for its interest in the Portfolio before the distribution,
(2) income or gain will be recognized if the distribution is in liquidation of the investors entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investors basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investors share of the Portfolios net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investors share of the Portfolios losses.

UNDERWRITERS (ITEM 21 OF FORM N1-A)

Forum Financial Services, Inc., 61 Broadway, New York, New York
10006, the Portfolios administrator, will serve as the Trusts placement agent. Forum will receive no compensation for such placement agent services.

FINANCIAL STATEMENTS (ITEM 23 OF FORM N1-A)

The Portfolio had not commenced operations as of February 20, 1996 and, accordingly, it has no financial statements.

                             PART C
                        OTHER INFORMATION

Item 24. Financial Statements and Exhibits.

(a) Financial Statements.

    (1)  Included in Part A

         Not Applicable

    (2)  Included in Part B

         None.

(b) Exhibits:

    (1)  Copy of Trust Instrument (See Note A).

    (2)  Not Applicable.

    (3)  Not Applicable.

    (4)  Not Applicable.

    (5)  (a)  Form of Investment Advisory Agreement to be between
Registrant and Norwest Bank Minnesota, N.A (Norwest) (See Note
A).

         (b)  Form of Investment Advisory Agreement to be between
Registrant and Schroder Capital Management International Inc.
(See Note A).

         (c)  Form of Investment Advisory Agreement to be between
Registrant and Linden Asset Management, Inc. (See Note B).

         (d)  Form of Investment Advisory Agreement to be among
Registrant, Linden Asset Management, Inc. and Forum Advisors,
Inc. (See Note B).

         (e)  Form of Investment Advisory Agreement to be between
Registrant and Forum Advisors, Inc. (See Note C).

         (f)  Form of Investment Advisory Agreement to be among
Registrant, Forum Advisors, Inc., and Linden Asset Management,
Inc.  relating to the Treasury Portfolio of Registrant (See Note
C).

    (6)  Not required.

    (7)  Not Applicable.

    (8)  (a)  Form of Custodian Agreement to be between
Registrant and Norwest (See Note A).

         (b) Form of Custodian Agreement to be between Registrant and The Chase Manhattan Bank, N.A. (Chase) (See Note
A)

         (c)  Form of Foreign Subcustody Agreement to be between
Chase and various foreign subcustodians (See Note A).

         (d) Form of Custodian Agreement to be between Registrant and Imperial Trust Company (See Note B)

         (e) Form of Custodian Agreement to be between Registrant and First National bank of Boston, N.A.(See Note C)

    (9)  (a)  Form of Administration Agreement to be between
Registrant and Forum Financial Services, Inc. (Forum) (See Note
A).

         (b)  Form of Fund Accounting Agreement to be between
Registrant and Forum Financial Corp. (See Note A).

         (c)  Form of Placement Agent Agreement to be between
Registrant and Forum (See Note A).

         (d) Form of Administration Agreement to be between Registrant and Forum with respect to Treasury Cash Portfolio,
Government Cash Portfolio, Cash Portfolio and Treasury Portfolio.
(See Note B).

         (e)  Form of Fund Accounting Agreement to be between
Registrant and Forum Financial Corp. with respect to Treasury
Cash Portfolio, Government Cash Portfolio, Cash Portfolio and
Treasury Portfolio.  (See Note B).

         (f)  Form of Placement Agent Agreement to be between
Registrant and Forum with respect to Treasury Cash Portfolio,
Government Cash Portfolio, Cash Portfolio and Treasury Portfolio.
(See Note B).

    (10) Not required.

    (11) Not required.

    (12) Not required.

    (13) Not Applicable.

    (14) Not Applicable.

    (15) Not Applicable.

    (16) Not Applicable.

Note A:  Filed in Registrants Registration Statement on November
10, 1994.

Note B:  Filed in Amendment No. 1 to Registrants Registration
Statement on September 1, 1995

Note C:   Filed herewith

Item 25. Persons Controlled by or Under Common Control with
Registrant.

As of January 19, 1996 substantially all of Registrants securities were owned by various series of Norwest Funds, a registered open-end management investment company.

Item 26. Number of Holders of Securities as of February 19, 1996

         Title of Class of Shares
         of Beneficial Interest                 Number of Holders

         International Portfolio                       2
         International Portfolio II                    6
         Small Company Portfolio                       6
         Index Portfolio                               5
         Treasury Cash Portfolio                       2
         Government Cash Portfolio                     2
         Cash Portfolio                                2


Item 27. Indemnification.

    The Trust does not currently hold any directors and officers or errors and omissions insurance policies. The Trusts trustees and officers are insured under the Trusts fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the Act).

    The general effect of Article 5 of Registrants Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of Article 5 of

Registrants Trust Instrument contained in this Registration
Statement as Exhibit 1 and incorporated herein by reference.

    Provisions of each of Registrants investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrants interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrants Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

    As custodian to certain portfolios of the Trust, under
Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrants Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

Item 28. Business and Other Connections of Investment Advisers.

Norwest Bank Minnesota, N.A.

The description of Norwest Bank Minnesota, N.A. in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Norwest Bank Minnesota, N.A., including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A., is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

    James R. Campbell, Director, President and Chief Executive
    Officer, has held this position for the last two years.  Mr.

    Campbell is also Executive Vice President of Norwest Corporation, Director and Chairman of Norwest Investment Advisors, Inc., and a Director of Flore Properties, Inc., Centennial Investment Corporation and Peregrine Capital Management, Inc., which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402-2056. Mr. Campbell is also a Director of a number of non-profit organizations located in Minneapolis, Minnesota. Within the last two years Mr. Campbell was a Director of Norwest Insurance, Inc. and Norwest Equipment Finance, Inc.

    Michael A. Graf, Controller and Cashier, also serves as
    Senior Vice President and Controller of Norwest Corporation.

    P. Jay Kiedrowski, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates since August 1987. Mr. Kiedrowski is also a Director and Chairman of the Board of Norwest Investment Management, Inc. and President of Norwest Investment Management, a part of Norwest.

    Scott A. Kisting, Director and Executive Vice President, is also a Director of Norwest Insurance, Inc., IntraWest
    Insurance Company and Fidelity National Life Insurance
    Company.

    Edgar M. Morsman, Jr., Executive Vice President and Chief Lending Officer, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Morsman is also a Director of Centennial Investment Corporation, First Interstate Equipment Finance, Inc., Flore Properties, Inc., Norwest Credit, Inc., Norwest Business Credit, Inc., R.D. Leasing, Inc. and Norwest Equipment Finance, Inc., which is located at 733 Marquette Avenue, Suite 300, Minneapolis, MN 55479-2048.

    Dharani P. Narayana, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. Narayana is also a Director and Chairman of Norwest Bank International, Director and Secretary of Norwest Investments Limited, a Director of Norwest Bank International, Colorado, a Director and Vice President of Norwest Bank International, Iowa, and a Director of Norwest Bank International, Wisconsin. Mr. Narayana is also a Director and Secretary of Minnetonka Overseas Investments Limited, and a Director of Minnetonka Representaocoes Commerciais Ltda. and Nortico Investments Ltd. all of which are located at Grand Cayman, Cayman Islands, British West Indies.

    William H. Queenan, Director, is also Executive Vice
    President of Norwest Corporation.

    John T. Thornton, Director, is also Executive Vice President and Chief Financial Officer of Norwest Corporation. Mr. Thornton is also a Director of Northern Prairie Indemnity, Limited, Grand Cayman, Cayman Islands, British West Indies, a Director of Norwest Capital Markets, Inc. Mr. Thornton is also a Director of Norwest Growth Fund, Inc., Norwest Venture Capital Management, Inc. and Norwest Equity Capital, Inc., and Director, President and Treasurer of Norwest Investors, Inc., and Director, President and CEO of Norwest Limited, Inc., all located at 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, MN 54402. Mr. Thornton is also Director and President of Superior Guaranty Insurance Company and Norwest Holding Company, and a Director of Bettendorf Asset Management, Inc. Mr. Thornton is also a Director of Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., Waupun Asset Management, Inc., all located at 100 West Commons Blvd., Suite 303, New Castle, DE 19720.

    Richard C. Westergaard, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr.Westergaard is also a Director of Norwest Business Credit, Inc., Norwest Credit, Inc., First Interstate Equipment Finance, Inc. and R.D. Leasing, Inc. and a Director of Norwest Equipment Finance, Inc. and Commonwealth Leasing Corporation, located at Investors Building, 733 Marquette, Suite 300, Minneapolis, MN 55479-2048.

    Charles D. White, Senior Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. White is also Treasurer and Chief Financial Officer of Norwest Limited, Inc. Mr. White is also a Director of Bettendorf Asset Management, Inc., Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., IntraWest Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., and Waupun Asset Management, Inc., located at 100 West Commons Boulevard, Suite 303, New Castle, DE 19720.

Schroder Capital Management International, Inc.

The description of Schroder Capital Management International,
Inc. (Schroder) in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Schroder, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited (Schroder Ltd.) is a United Kingdom affiliate of Schroder which provides investment management services international clients located principally in the United States.

    I. Peter Sedgwick, Chairman. Mr. Sedgwick is also Group Managing Director - Investment Management of Schroders PLC, 120 Cheapside, London EC2V 6DS, United Kingdom, the holding company of the various Schroder companies, Chairman and Director of Schroder Ltd., Director and Chief Executive Officer of Schroder Investment Management Limited, an investment management company, Director of Schroder Investment Management (UK) Limited, Schroder Personal Financial Management Limited, Schroder Investment Management (Europe) Limited, Schroder Investment Trust Management Limited and Church, Charity & Local Authorities Fund Managers Limited, 2 Fore Street, London EC2Y 5AQ, United Kingdom, each an investment management company, and Director, The Equitable Life Assurance Company, Walton Street, Aylesbury, Bucks, United Kingdom, a life assurance company. Mr. Sedgwick is also a director of various nominee companies and of various unit trust companies, investment trusts and closed end investment companies for which Schroder and/or its affiliates provide investment services.

    David M. Salisbury, Chief Executive Officer. Mr. Salisbury is also the Chief Executive Officer of Schroder Ltd. and Director of Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, California, an investment advisory company and DFA Securities Inc., a broker dealer subsidiary of Dimensional Fund Advisors Inc. located at the same address. Until October 1992 Mr. Salisbury was Chairman of Schroder Capital Distributors Inc. (Schroder Distributors), 787 Seventh Avenue, New York, New York, a broker dealer. Mr. Salisbury is a director or former director of various investment trust companies and closed end investment companies for which Schroder and/or its affiliates provide investment services.

    John S. Ager, Director.  Mr. Ager is also a Director of
    Schroder Ltd.

    Richard R. Foulkes, Director. Mr. Foulkes is also a Director of Schroder Ltd. and Schroder Distributors.

    Laura E. Luckyn-Malone, Director. Ms. Luckyn-Malone is also a Director of Schroder Ltd. and President and Director of a closed-end investment company for which Schroder and/or its affiliates provide investment services.

    David J. Mumford, Director. Mr. Mumford is also a Director of Schroder Ltd. and Schroder Investment Management Limited and is Chairman of Schroders Guernsey Limited, St. Julians Avenue, St. Peter Port, Guernsey C.J., a Guernsey based bank, and Director of J. Henry Schroder Wagg & Company Limited, 120 Cheapside London EC2V 6DS, United Kingdom, a United Kingdom based bank.

    Gavin D.L. Ralston, Director. Mr. Ralston is also a Director of Schroder Ltd.

    Mark J. Smith, Director. Mr. Smith is also Director, Schroder Ltd. and Schroder Investment Management (Guernsey) Limited, an investment management company, and Director and Vice President of Schroder Distributors. Mr. Smith is also a director of various investment trusts and open end investment companies for which Schroder and/or its affiliates provide investment services.

    Ton F. Tija, Director.  Mr. Tija is also a Director of
    Schroder Ltd.

    John A. Trioano, Director.  Mr. Trioano is also a Director of
    Schroder Ltd., Chairman of Schroder Distributors and
    President and Director open end investment companies for which Schroder and/or its affiliates provide investment services.

    Kathleen Adams, Vice President.  Ms. Adams is also Vice
    President of Schroder Distributors.

    Mark J. Astley, Vice President.

    Andrew R. Barker, First Vice President.  Mr. Barker is also
    First Vice President of Schroder Ltd.

    David A.W. Butler, First Vice President.  Mr. Butler is also
    First Vice President and Treasurer of Schroder Ltd. and an officer of open end investment companies for which Schroder and/or its affiliates provide investment services.

    Richard J. Conyers, Vice President.  Mr. Conyers is also Vice
    President of Schroder Ltd. and Manger of Schroder Investment
    Management Limited.

    Heather F. Crighton, Fund Manger.  Ms. Crighton is also Fund
    Manager of Schroder Ltd.

    Louise Crouset, First Vice President.  Mr. Crouset is also
    First Vice President of Schroder Ltd. and, until October
    1993, was Vice President of Wellington Management, an investment adviser.

    Robert C. Davy, First Vice President. Mr. Davy is also an officer of open end investment companies for which Schroder and/or its affiliates provide investment services.

    Margaret H. Douglas-Hamilton, Secretary. Ms. Douglas-Hamilton is also First Vice President and General Counsel of Schroders Incorporated (Schroders Inc.), 787 Seventh Avenue, New York, New York, the holding company for various United States based Schroder affiliates. Ms. Douglas- Hamilton is also Secretary to various Schroder affiliates, including Schroder Distributors.

    Stephen M. Futrell, Comptroller. Mr. Futrell is Treasurer of Schroders Inc., President, Treasurer and Director of Schroder Distributors and an officer of various open end investment companies for which Schroder and/or its affiliates provide investment services.

    David Gibson, First Vice President.  Mr. Gibson is also First
    Vice President of Schroder Ltd. and Assistant Director of
    Schroder Investment Management Limited.

    Elizabeth F. Goldhill, First Vice President. Ms. Goldhill is also First Vice President of Schroder Ltd.

    Simon C. Hallett, Fund Manager.  Mr. Hallett is also Fund
    Manager of Schroder Ltd.

    Nicholas J. A. Melhuish, Fund Manager. Mr. Melhuish is also
    Fund Manager of Schroder Ltd.

    John Stainsby, First Vice President.  Mr. Stainsby is also
    First Vice President of Schroder Ltd.

    Fariba Talebi, First Vice President. Mr. Talebi is also an officer of various open end investment companies for which Schroder and/or its affiliates provide investment services.

    Jan Kees van Heusde, First Vice President. Mr. van Heusde is also First Vice President of Schroder Ltd.

    Patrick Vermeulen, Vice First President. Mr. Vermeulen is also Vice First President of Schroder Ltd.

    Susan M. Belson, Vice President.

    Alan Gilston, Vice President.

    Abdallah Nauphal, First Vice President.

    Ellen B. Sullivan, First Vice President.

    Ira L. Unschuld, Vice President.

Forum Advisors, Inc.

The description of Forum Advisors, Inc. (Forum Advisors) in Parts
A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Forum
Advisors, Two Portland Square, Portland, Maine 04101, including their business connections which are of a substantial nature..

    John Y. Keffer, Director, President and Secretary.

         Chairman and President of the Registrant; President and Secretary of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is a director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

    David R. Keffer, Vice President and Treasurer.

         Vice President, Assistant Secretary and Assistant
         Treasurer of the Registrant; Vice President and
         Treasurer of Forum Financial Services, Inc. and of Forum
         Financial Corp. Mr. Keffer is an officer of various registered investment companies for which Forum
         Financial Services, Inc. serves as manager, administrator and/or distributor.

Linden Asset Management, Inc.

The description of Linden Asset Management, Inc. (Linden) in
Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Linden, 812 N. Linden Street, Beverly Hills, California 90212, including their business connections which are of a substantial nature..

    Anthony R. Fischer, Jr., Director, President and Secretary.

         President and Secretary of Linden Asset Management, Inc. since its incorporation. Since September 1989 Mr. Fischer has managed his own personal investments and performed independent research. Prior thereto, he was Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California.

Item 29. Principal Underwriters.

    (a)  Not applicable.

    (b)  Not applicable.

    (c)  Not Applicable.

Item 30. Location of Books and Records.

    The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc. and Forum Financial Corp., Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

Item 31. Management Services.

    Not Applicable.

Item 32. Undertakings.

    Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                            SIGNATURE


    Pursuant to the requirements of the Investment Company Act of 1940, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and State of Maine on the 19th day of February, 1996.

                                  CORE TRUST (DELAWARE)


                                  By: /s/ David I.Goldstein
                                      David I. Goldstein
                                      Vice President

                           SIGNATURES

On behalf of Core Trust (Delaware), being duly authorized, I have duly caused this amendment to the Registration Statement of Forum
Funds, Inc. to be signed in the City of Portland, State of Maine on the 19th day of February, 1996.

                                  CORE TRUST (DELAWARE)



                                  By: /s/ John Y. Keffer
                                      John Y. Keffer
                                        President

This amendment to the Registration Statement of Core Trust
(Delaware) has been signed below by the following persons in the capacities indicated on the 19th of February, 1996.

    Signatures                   Title

(a) Principal Executive Officer

    /s/ John Y. Keffer           Chairman and
    John Y. Keffer               President

(b) Principal Financial and
    Accounting Officer

    /s/ Michael D. Martins       Treasurer, Principal
    Michael D. Martins           Financial and Accounting Officer

(c) A Majority of the Trustees

    /s/ John Y. Keffer           Chairman
    John Y. Keffer

    *Costas Azariadis            Trustee
    *J. Michael Parish           Trustee
    *James C. Cheng              Trustee

    By: /s/ John Y. Keffer
        John Y. Keffer
        Attorney in Fact

* Pursuant to powers of attorney filed as Exhibit ___ to this Registration Statement.

                          EXHIBIT INDEX

Description                              Exhibit No.

Form of Investment Advisory
Agreement to be between Registrant
and Forum Advisors, Inc.                 Exhibit 5(e)

Form of Investment Advisory
Agreement to be among Registrant,
Forum Advisors, Inc., and Linden Asset
Management, Inc. relating to the
Treasury Portfolio of Registrant         Exhibit 5(f)

Form of Custodian Agreement to be
between Registrant and First National
Bank of Boston, N.A.                     Exhibit 8(e)




































                              C-14
47180160.CQ4